Exhibit 4

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

AMENDED AND RESTATED BYLAWS

ARTICLE I

Meetings of Shareholders

Section 1.1. Annual Meeting. The annual meeting of the shareholders, for the election of directors and the transaction of any other proper business, shall be held at a time and place as the Chairman or President may designate. Notice of such meeting shall be given not less than ten (10) days or more than sixty (60) days prior to the date thereof, to each shareholder of the Association, unless the Office of the Comptroller of the Currency (the “OCC”) determines that an emergency circumstance exists. In accordance with applicable law, the sole shareholder of the Association is permitted to waive notice of the meeting. If, for any reason, an election of directors is not made on the designated day, the election shall be held on some subsequent day, as soon thereafter as practicable, with prior notice thereof. Failure to hold an annual meeting as required by these Bylaws shall not affect the validity of any corporate action or work a forfeiture or dissolution of the Association.

Section 1.2. Special Meetings. Except as otherwise specially provided by law, special meetings of the shareholders may be called for any purpose, at any time by a majority of the board of directors (the “Board”), or by any shareholder or group of shareholders owning at least ten percent of the outstanding stock.

Every such special meeting, unless otherwise provided by law, shall be called upon not less than ten (10) days nor more than sixty (60) days prior notice stating the purpose of the meeting.

Section 1.3. Nominations for Directors. Nominations for election to the Board may be made by the Board or by any shareholder.

Section 1.4. Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing. Proxies shall be valid only for one meeting and any adjournments of such meeting and shall be filed with the records of the meeting.

Section 1.5. Record Date. The record date for determining shareholders entitled to notice and to vote at any meeting will be thirty days before the date of such meeting, unless otherwise determined by the Board.

Section 1.6. Quorum and Voting. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law, but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held as adjourned without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association.

Section 1.7. Inspectors. The Board may, and in the event of its failure so to do, the Chairman of the Board may appoint Inspectors of Election who shall determine the presence of quorum, the validity of proxies, and the results of all elections and all other matters voted upon by shareholders at all annual and special meetings of shareholders.

Section 1.8. Waiver and Consent. The shareholders may act without notice or a meeting by a unanimous written consent by all shareholders.

Section 1.9. Remote Meetings. The Board shall have the right to determine that a shareholder meeting not be held at a place, but instead be held solely by means of remote communication in the manner and to the extent permitted by the General Corporation Law of the State of Delaware.

ARTICLE II

Directors

Section 2.1. Board of Directors. The Board shall have the power to manage and administer the business and affairs of the Association. Except as expressly limited by law, all corporate powers of the Association shall be vested in and may be exercised by the Board.

Section 2.2. Term of Office. The directors of this Association shall hold office for one year and until their successors are duly elected and qualified, or until their earlier resignation or removal.

Section 2.3. Powers. In addition to the foregoing, the Board shall have and may exercise all of the powers granted to or conferred upon it by the Articles of Association, the Bylaws and by law.

Section 2.4. Number. As provided in the Articles of Association, the Board of this Association shall consist of no less than five nor more than twenty-five members, unless the OCC has exempted the Association from the twenty-five-member limit. The Board shall consist of a number of members to be fixed and determined from time to time by resolution of the Board or the shareholders at any meeting thereof, in accordance with the Articles of Association. Between meetings of the shareholders held for the purpose of electing directors, the Board by a majority vote of the full Board may increase the size of the Board but not to more than a total of twenty-five directors, and fill any vacancy so created in the Board; provided that the Board may increase the number of directors only by up to two directors, when the number of directors last elected by shareholders was fifteen or fewer, and by up to four directors, when the number of directors last elected by shareholders was sixteen or more. Each director shall own a qualifying equity interest in the Association or a company that has control of the Association in each case as required by applicable law. Each director shall own such qualifying equity interest in his or her own right and meet any minimum threshold ownership required by applicable law.

Section 2.5. Organization Meeting. The newly elected Board shall meet for the purpose of organizing the new Board and electing and appointing such officers of the Association as may be appropriate. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within thirty days thereafter, at such time and place as the Chairman or President may designate. If, at the time fixed for such meeting, there shall not be a quorum present, the directors present may adjourn the meeting until a quorum is obtained.

Section 2.6. Regular Meetings. The regular meetings of the Board shall be held, without notice, as the Chairman or President may designate and deem suitable.

Section 2.7. Special Meetings. Special meetings of the Board may be called at any time, at any place and for any purpose by the Chairman of the Board or the President of the Association, or upon the request of a majority of the entire Board. Notice of every special meeting of the Board shall be given to the directors at their usual places of business, or at such other addresses as shall have been furnished by them for the purpose. Such notice shall be given at least twelve hours (three hours if meeting is to be conducted by conference telephone) before the meeting by telephone or by being personally delivered, mailed, or electronically delivered. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting.

Section 2.8. Quorum and Necessary Vote. A majority of the directors shall constitute a quorum at any meeting of the Board, except when otherwise provided by law; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held as adjourned without further notice. Unless otherwise provided by law or the Articles or Bylaws of this Association, once a quorum is established, any act by a majority of those directors present and voting shall be the act of the Board.

Section 2.9. Written Consent. Except as otherwise required by applicable laws and regulations, the Board may act without a meeting by a unanimous written consent by all directors, to be filed with the Secretary of the Association as part of the corporate records.

Section 2.10. Remote Meetings. Members of the Board, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone, video or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 2.11. Vacancies. When any vacancy occurs among the directors, the remaining members of the Board may appoint a director to fill such vacancy at any regular meeting of the Board, or at a special meeting called for that purpose.

ARTICLE III

Committees

Section 3.1. Advisory Board of Directors. The Board may appoint persons, who need not be directors, to serve as advisory directors on an advisory board of directors established with respect to the business affairs of either this Association alone or the business affairs of a group of affiliated organizations of which this Association is one. Advisory directors shall have such powers and duties as may be determined by the Board, provided, that the Board's responsibility for the business and affairs of this Association shall in no respect be delegated or diminished.

Section 3.2. Trust Audit Committee. At least once during each calendar year, the Association shall arrange for a suitable audit (by internal or external auditors) of all significant fiduciary activities under the direction of its trust audit committee, a function that will be fulfilled by the Audit Committee of the financial holding company that is the ultimate parent of this Association. The Association shall note the results of the audit (including significant actions taken as a result of the audit) in the minutes of the Board. In lieu of annual audits, the Association may adopt a continuous audit system in accordance with 12 C.F.R. § 9.9(b).

The Audit Committee of the financial holding company that is the ultimate parent of this Association, fulfilling the function of the trust audit committee:

(1)            Must not include any officers of the Association or an affiliate who participate significantly in the administration of the Association’s fiduciary activities; and

(2)            Must consist of a majority of members who are not also members of any committee to which the Board has delegated power to manage and control the fiduciary activities of the Association.

Section 3.3. Executive Committee. The Board may appoint an Executive Committee which shall consist of at least three directors and which shall have, and may exercise, to the extent permitted by applicable law, all the powers of the Board between meetings of the Board or otherwise when the Board is not meeting.

Section 3.4. Trust Management Committee. The Board of this Association shall appoint a Trust Management Committee to provide oversight of the fiduciary activities of the Association. The Trust Management Committee shall determine policies governing fiduciary activities. The Trust Management Committee or such sub-committees, officers or others as may be duly designated by the Trust Management Committee shall oversee the processes related to fiduciary activities to assure conformity with fiduciary policies it establishes, including ratifying the acceptance and the closing out or relinquishment of all trusts. The Trust Management Committee will provide regular reports of its activities to the Board.

Section 3.5. Other Committees. The Board may appoint, from time to time, committees of one or more persons who need not be directors, for such purposes and with such powers as the Board may determine; however, the Board will not delegate to any committee any powers or responsibilities that it is prohibited from delegating under any law or regulation. In addition, either the Chairman or the President may appoint, from time to time, committees of one or more officers, employees, agents or other persons, for such purposes and with such powers as either the Chairman or the President deems appropriate and proper. Whether appointed by the Board, the Chairman, or the President, any such committee shall at all times be subject to the direction and control of the Board.

Section 3.6. Meetings, Minutes and Rules. An advisory board of directors and/or committee shall meet as necessary in consideration of the purpose of the advisory board of directors or committee, and shall maintain minutes in sufficient detail to indicate actions taken or recommendations made; unless required by the members, discussions, votes or other specific details need not be reported. An advisory board of directors or a committee may, in consideration of its purpose, adopt its own rules for the exercise of any of its functions or authority.

ARTICLE IV

Officers

Section 4.1 Who Shall Constitute. The Officers of the Association shall be a Chief Executive Officer, a President, a Secretary, and other officers such as Vice Chair, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, Trust Officers, Assistant Trust Officers, Controller, and Assistant Controller, as the Board may appoint from time to time. The Board may appoint or elect a person as a Vice Chair without regard to whether such person is a member of the Board. The Board may choose to delegate authority to elect officers other than the Chief Executive Officer, President, Secretary, Vice Chairs and Senior Executive Vice Presidents, to the President. Any person may hold two offices. The President shall at all times be a member of the Board of Directors.

Section 4.2 Term of Office. All officers shall be elected for and shall hold office until their respective successors are elected and qualified or until their earlier death, resignation, retirement, disqualification or removal from office, subject to the right of the Board of Directors in its sole discretion to discharge any officer at any time. The Board may choose to delegate authority to remove officers other than the Chairman, Chief Executive Officer, President, Secretary, Vice Chair and Senior Executive Vice Presidents, to the President.

Section 4.3. Chairman of the Board. The Board may appoint one of its members to be Chairman of the Board to serve at the pleasure of the Board. The Chairman shall supervise the carrying out of the policies adopted or approved by the Board; shall have general executive powers, as well as the specific powers conferred by these Bylaws; and shall also have and may exercise such powers and duties as from time to time may be conferred upon or assigned by the Board.

Section 4.4. President. The Board may appoint one of its members to be President of the Association. In the absence of the Chairman, the President shall preside at any meeting of the Board. The President shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of President, or imposed by these Bylaws. The President shall also have and may exercise such powers and duties as from time to time may be conferred or assigned by the Board.

Section 4.5. Vice President. The Board may appoint one or more Vice Presidents who shall have such powers and duties as may be assigned by the Board and to perform the duties of the President on those occasions when the President is absent, including presiding at any meeting of the Board in the absence of both the Chairman and President.

Section 4.6. Secretary. The Board shall appoint a Secretary, or other designated officer who shall be Secretary of the Board and of the Association, and shall keep accurate minutes of all meetings. The Secretary shall attend to the giving of all notices required by these Bylaws to be given; shall be custodian of the corporate seal, records, documents and papers of the Association; shall provide for the keeping of proper records of all transactions of the Association; shall, upon request, authenticate any records of the Association; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the Secretary, or imposed by these Bylaws; and shall also perform such other duties as may be assigned from time to time by the Board. The Board may appoint one or more Assistant Secretaries with such powers and duties as the Board, the President or the Secretary shall from time to time determine.

Section 4.7. Other Officers. The Board may appoint, and may authorize the Chairman, the President or any other officer to appoint, any officer as from time to time may appear to the Board, the Chairman, the President or such other officer to be required or desirable to transact the business of the Association.

Such officers shall exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon or assigned to them by these Bylaws, the Board, the Chairman, the President or such other authorized officer. Any person may hold two offices.

ARTICLE V

Stock

Section 5.1. The Board may authorize the issuance of stock either in certificated or in uncertificated form. Certificates for shares of stock shall be in such form as the Board may from time to time prescribe. If the Board issues certificated stock, the certificate shall be signed by the President, Secretary or any other such officer as the Board so determines. Shares of stock shall be transferable on the books of the Association, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to such person's shares, succeed to all rights of the prior holder of such shares. Each certificate of stock shall recite on its face that the stock represented thereby is transferable only upon the books of the Association properly endorsed. The Board may impose conditions upon the transfer of the stock reasonably calculated to simplify the work of the Association for stock transfers, voting at shareholder meetings, and related matters, and to protect it against fraudulent transfers.

ARTICLE VI

Corporate Seal

Section 6.1. The Association shall have no corporate seal; provided, however, that if the use of a seal is required by, or is otherwise convenient or advisable pursuant to, the laws or regulations of any jurisdiction, the following seal may be used, and the Chairman, the President, the Secretary and any Assistant Secretary shall have the authority to affix such seal:

ARTICLE VII

Miscellaneous Provisions

Section 7.1. Execution of Instruments. All agreements, checks, drafts, orders, indentures, notes, mortgages, deeds, conveyances, transfers, endorsements, assignments, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, guarantees, proxies and other instruments or documents may be signed, countersigned, executed, acknowledged, endorsed, verified, delivered or accepted on behalf of the Association, whether in a fiduciary capacity or otherwise, by any officer of the Association, or such employee or agent as may be designated from time to time by the Board by resolution, or by the Chairman or the President by written instrument, which resolution or instrument shall be certified as in effect by the Secretary or an Assistant Secretary of the Association. The provisions of this section are supplementary to any other provision of the Articles of Association or Bylaws.

Section 7.2. Records. The Articles of Association, the Bylaws as revised or amended from time to time and the proceedings of all meetings of the shareholders, the Board, and standing committees of the Board, shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the Secretary, or other officer appointed to act as Secretary of the meeting.

Section 7.3. Trust Files. There shall be maintained in the Association files all fiduciary records necessary to assure that its fiduciary responsibilities have been properly undertaken and discharged.

Section 7.4. Trust Investments. Funds held in a fiduciary capacity shall be invested according to the instrument establishing the fiduciary relationship and according to law. Where such instrument does not specify the character and class of investments to be made and does not vest in the Association a discretion in the matter, funds held pursuant to such instrument shall be invested in investments in which corporate fiduciaries may invest under law.

Section 7.5. Notice. Whenever notice is required by the Articles of Association, the Bylaws or law, such notice shall be by mail, postage prepaid, e-mail, in person, or by any other means by which such notice can reasonably be expected to be received, using the address of the person to receive such notice, or such other personal data, as may appear on the records of the Association.

Except where specified otherwise in these Bylaws, prior notice shall be proper if given not more than 30 days nor less than 10 days prior to the event for which notice is given.

ARTICLE VIII

Indemnification

Section 8.1. The Association shall indemnify such persons for such liabilities in such manner under such circumstances and to such extent as permitted by Section 145 of the Delaware General Corporation Law, as now enacted or hereafter amended. The Board may authorize the purchase and maintenance of insurance and/or the execution of individual agreements for the purpose of such indemnification, and the Association shall advance all reasonable costs and expenses (including attorneys’ fees) incurred in defending any action, suit or proceeding to all persons entitled to indemnification under this Section 8.1. Such insurance shall be consistent with the requirements of 12 C.F.R. § 7.2014 and shall exclude coverage of liability for a formal order assessing civil money penalties against an institution-affiliated party, as defined at 12 U.S.C. § 1813(u).

Section 8.2. Notwithstanding Section 8.1, however, (a) any indemnification payments to an institution-affiliated party, as defined at 12 U.S.C. § 1813(u), for an administrative proceeding or civil action initiated by a federal banking agency, shall be reasonable and consistent with the requirements of 12 U.S.C. § 1828(k) and the implementing regulations thereunder; and (b) any indemnification payments and advancement of costs and expenses to an institution-affiliated party, as defined at 12 U.S.C. § 1813(u), in cases involving an administrative proceeding or civil action not initiated by a federal banking agency, shall be in accordance with Delaware General Corporation Law and consistent with safe and sound banking practices.

ARTICLE IX

Bylaws: Interpretation and Amendment

Section 9.1. These Bylaws shall be interpreted in accordance with and subject to appropriate provisions of law, and may be added to, altered, amended, or repealed, at any regular or special meeting of the Board.

Section 9.2. A copy of the Bylaws and all amendments shall at all times be kept in a convenient place at the principal office of the Association, and shall be open for inspection to all shareholders during Association hours.

ARTICLE X

Miscellaneous Provisions

Section 10.1. Fiscal Year. The fiscal year of the Association shall begin on the first day of January in each year and shall end on the thirty-first day of December following.

Section 10.2. Governing Law. This Association designates the Delaware General Corporation Law, as amended from time to time, as the governing law for its corporate governance procedures, to the extent not inconsistent with Federal banking statutes and regulations or bank safety and soundness.

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(November 6, 2025)